Exhibit 10.1

Execution Version

Reference is made to the Intercreditor Agreement, dated as of November 20, 2015, between Wells Fargo Bank, National Association, as Priority Lien Agent (as defined therein), and U.S. Bank National Association, as Second Lien Collateral Trustee (as defined therein) and acknowledged and agreed by Linn Energy, LLC and certain of its subsidiaries (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”). Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens provided for in the Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, (iii) authorizes (or is deemed to authorize) the Second Lien Collateral Trustee (as defined in the Intercreditor Agreement) on behalf of such Person to enter into, and perform under, the Intercreditor Agreement and (iv) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Person.

Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Security Documents (as defined in the Intercreditor Agreement). In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

SECOND LIEN PLEDGE AGREEMENT

DATED AS OF

NOVEMBER 20, 2015

MADE BY

LINN ENERGY, LLC

AND

EACH OF THE OTHER GRANTORS (AS DEFINED HEREIN)

IN FAVOR OF

U.S. BANK NATIONAL ASSOCIATION,

AS COLLATERAL TRUSTEE

TABLE OF CONTENTS

		Page
ARTICLE I
DEFINITIONS

Section 1.01	Definitions	1
Section 1.02	Other Definitional Provisions	4
Section 1.03	Rules of Interpretation	4

ARTICLE II
GRANT OF SECURITY INTEREST

Section 2.01	Grant of Security Interest	4
Section 2.02	Transfer of Pledged Securities	4

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01	[Reserved]	5
Section 3.02	Title; No Other Liens	5
Section 3.03	Perfected Second Priority Liens	5
Section 3.04	Grantor Information	5
Section 3.05	Pledged Securities	5
Section 3.06	Benefit to the Grantor	6

ARTICLE IV
COVENANTS

Section 4.01	Maintenance of Perfected Security Interest; Further Documentation	6
Section 4.02	Pledged Securities	7

ARTICLE V
REMEDIAL PROVISIONS

Section 5.01	Code and Other Remedies	8
Section 5.02	Pledged Securities	9
Section 5.03	Private Sales of Pledged Securities	11
Section 5.04	Waiver; Deficiency	11
Section 5.05	Non-Judicial Enforcement	11

ARTICLE VI
THE COLLATERAL TRUSTEE

Section 6.01	Collateral Trustee’s Appointment as Attorney-in-Fact, Etc	12
Section 6.02	Duty of Collateral Trustee	13
Section 6.03	Execution of Financing Statements	13
Section 6.04	Authority of Collateral Trustee	14

ARTICLE VII
SUBORDINATION OF PARITY LIEN OBLIGATIONS

Section 7.01	Subordination of All Grantor Claims	14
Section 7.02	Claims in Bankruptcy	14
Section 7.03	Payments Held in Trust	14
Section 7.04	Liens Subordinate	15
Section 7.05	Notation of Records	15

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ARTICLE VIII
MISCELLANEOUS

Section 8.01	Waiver	15
Section 8.02	Notices	15
Section 8.03	Amendments in Writing	15
Section 8.04	Successors and Assigns	15
Section 8.05	Survival; Revival; Reinstatement	15
Section 8.06	Counterparts; Integration; Effectiveness	16
Section 8.07	Severability	16
Section 8.08	Set-Off	17
Section 8.09	Governing Law; Consent to Jurisdiction; Waiver of Jury Trial	17
Section 8.10	Headings	18
Section 8.11	Acknowledgments	18
Section 8.12	Additional Grantors	19
Section 8.13	Releases	19
Section 8.14	Intercreditor Agreement	19

Schedules and Annexes:

Schedule 1	Notice Addresses of Grantors
Schedule 2	Description of Pledged Securities
Schedule 3	Filings and Other Actions Required to Perfect Security Interests
Schedule 4	Location of Jurisdiction of Organization and Chief Executive Office

Annex I	Form of Assumption Agreement
Annex II	Form of Supplement

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This SECOND LIEN PLEDGE AGREEMENT, dated as of November 20, 2015, is made by LINN ENERGY, LLC, a Delaware limited liability company (the “Company”), and each of the Subsidiaries of the Company that is a signatory hereto (the Company and each such signatory hereto, together with any other Subsidiary of the Company that becomes a party hereto from time to time after the date hereof, the “Grantors”), in favor of U.S. BANK NATIONAL ASSOCIATION, as collateral trustee (in such capacity, together with its successors in such capacity, the “Collateral Trustee”), for the ratable benefit of the Secured Parties (as hereinafter defined).

R E C I T A L S

A. The Grantors are entering into (i) that certain Indenture, dated as of the date hereof (as amended, restated, supplemented, or otherwise modified from time to time, the “Indenture”) by and among the Company, Linn Energy Finance Corp. (“FinCo”), the guarantors party thereto and U.S. Bank National Association, as trustee, on behalf of the holders (the “Holders”) of the Notes (as defined below) pursuant to which the Company is issuing $1,000,000,000 in aggregate principal amount of its 12% Senior Secured Second Lien Notes due 2020 (the “Notes”) and (ii) that certain Collateral Trust Agreement, dated as of the date hereof (as amended, restated, supplemented, or otherwise modified from time to time, the “Collateral Trust Agreement”) by and among the Company, the guarantors party thereto, U.S. Bank National Association, as Trustee and as Collateral Trustee and the other Parity Lien Representatives (as defined therein) from time to time party thereto.

B. Each Grantor (other than the Company) has jointly and severally guaranteed on a senior secured basis the payment when due of all Parity Lien Obligations (as defined in the Collateral Trust Agreement) owed to the Holders under the Indenture in accordance with the Collateral Trust Agreement. The Grantors are entering into this Agreement in order to grant to the Collateral Trustee for the ratable benefit of (i) the Collateral Trustee, (ii) the Trustee and the Holders as the initial Parity Lien Secured Parties (as defined in the Collateral Trust Agreement) and (iii) all other Parity Lien Secured Parties from time to time pursuant to the Collateral Trust Agreement ((i), (ii) and (iii), collectively, the “Secured Parties”) a security interest in the Collateral (as hereinafter defined) to secure the payment and performance in full when due of the Parity Lien Obligations.

C. Each Grantor will derive substantial direct and indirect benefit from the execution, delivery and performance of their Notes Obligations under the Indenture, the Notes and the other Note Documents (as defined in the Indenture) and their other Parity Lien Obligations under the other Parity Lien Documents from time to time, and each is, therefore, willing to execute and deliver this Agreement.

D. NOW, THEREFORE, in consideration of the premises and in order to induce the Holders to purchase the Notes and in order to induce the other Parity Lien Secured Parties to make extensions of credit pursuant to the other Parity Lien Documents from time to time, each Grantor agrees with the Collateral Trustee for the ratable benefit of the Secured Parties as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

(a) Unless otherwise defined herein, terms defined in the Collateral Trust Agreement or the Indenture and used herein have the meanings given to them in the Collateral Trust Agreement or the Indenture, as applicable, and all uncapitalized terms which are defined in the UCC on the date hereof are used herein as so defined.

(b) The following terms have the following meanings:

“Agreement” means this Second Lien Pledge Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Assumption Agreement” means an Assumption Agreement substantially in the form attached hereto as Annex I.

“Bankruptcy Code” means title 11, United States Code, as amended from time to time.

“Collateral” has the meaning assigned such term in Section 2.01.

“Collateral Trust Agreement” has the meaning set forth in the recitals hereto.

“Collateral Trustee” has the meaning assigned to such term in the preamble hereto.

“Company” has the meaning assigned to such term in the preamble hereto.

“Discharge of Priority Lien Obligations” has the meaning set forth in the Intercreditor Agreement.

“Discharge of Second Lien Obligations” has the meaning set forth in the Intercreditor Agreement.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“Excluded Assets” has the meaning set forth in the Indenture.

“FinCo” has the meaning set forth in the recitals hereto.

“Grantor” has the meaning assigned to such term in the preamble hereto.

“Grantor Claims” has the meaning assigned to such term in Section 7.01.

“Holders” has the meaning set forth in the recitals hereto.

“Indenture” has the meaning set forth in the recitals hereto.

“Intercreditor Agreement” has the meaning set forth in the legend appearing on the first page of this Agreement.

“LLC” means, with respect to each Grantor, each limited liability company described or referred to in Schedule 2 (as the same may be supplemented from time to time pursuant to a Supplement or Assumption Agreement) in which such Grantor has an interest.

“LLC Agreement” means each operating agreement relating to an LLC, as such agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified from time to time.

“Notes” has the meaning assigned to such term in the recitals hereto.

“Parity Lien Debt Default” has the meaning set forth in the Collateral Trust Agreement.

“Parity Lien Documents” has the meaning set forth in the Collateral Trust Agreement.

“Parity Lien Obligations” has the meaning set forth in the Collateral Trust Agreement.

“Parity Lien Secured Parties” has the meaning set forth in the Collateral Trust Agreement.

“Partnership” means, with respect to each Grantor, each partnership described or referred to in Schedule 2 (as the same may be supplemented from time to time pursuant to a Supplement or Assumption Agreement) in which such Grantor has an interest.

“Partnership Agreement” means each partnership agreement governing a Partnership, as such agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified.

“Pledged Entity” means the issuer of a Pledged Security.

“Pledged LLC Interests” means, with respect to each Grantor, all right, title and interest of such Grantor in each LLC and all right, title and interest of any Grantor as a member of any LLC in, to and under the LLC Agreement of each such LLC.

“Pledged Partnership Interests” means, with respect to each Grantor, all right, title and interest of such Grantor in each Partnership and all right, title and interest of any Grantor as a limited or general partner in any Partnership in, to and under the Partnership Agreement of each such Partnership.

“Pledged Securities” means: (a) the Equity Interests described or referred to in Schedule 2 (as the same may be supplemented from time to time pursuant to a Supplement or Assumption Agreement); and (b) (i) the certificates or instruments, if any, representing such Equity Interests, (ii) all dividends (cash, Equity Interests or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests, (iii) all replacements, additions to and substitutions for any of the Property referred to in this definition, including, without limitation, claims against third parties, (iv) the proceeds, interest, profits and other income of or on any of the Property referred to in this definition, (v) all security entitlements in respect of any of the foregoing, if any and (vi) all books and records relating to any of the Property referred to in this definition.

“Priority Lien Agent” has the meaning set forth in the Intercreditor Agreement.

“Priority Liens” has the meaning set forth in the Intercreditor Agreement.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

“Property” has the meaning set forth in the Indenture.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Secured Parties” has the meaning set forth in the recitals hereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Supplement” means a Supplement substantially in the form attached hereto as Annex II.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Trustee’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, the effect thereof or priority and for purposes of definitions related to such provisions.

Section 1.02 Other Definitional Provisions. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, refer to such Grantor’s Collateral or the relevant part thereof.

Section 1.03 Rules of Interpretation. Section 1.2 of the Collateral Trust Agreement is hereby incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

ARTICLE II

GRANT OF SECURITY INTEREST

Section 2.01 Grant of Security Interest. Each Grantor hereby pledges, assigns and transfers to the Collateral Trustee, and hereby grants to the Collateral Trustee, for the ratable benefit of the Secured Parties, a security interest in all of the following Property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Parity Lien Obligations:

(a) all Pledged Securities; and

(b) to the extent not otherwise included, all Proceeds and products of any Pledged Securities.

Notwithstanding anything to the contrary contained in this Agreement (including this Section 2.01) or in any other Note Documents, the term “Collateral” shall not include any Excluded Assets.

Section 2.02 Transfer of Pledged Securities. Subject to the terms of the Intercreditor Agreement, to the extent any of the Pledged Securities constitute “securities” under Article 8 of the UCC, any certificates or instruments representing or evidencing such Pledged Securities shall be delivered to and held pursuant hereto by the Collateral Trustee or a Person designated by the Collateral Trustee and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, and accompanied by any required transfer tax stamps to effect the pledge of such Pledged Securities to the Collateral Trustee. Notwithstanding the preceding sentence but subject to the terms of the Intercreditor Agreement, at the Collateral Trustee’s reasonable discretion, to the extent such Pledged Securities constitute “securities” under Article 8 of the UCC, all such Pledged Securities must be delivered or transferred in such manner as to permit the Collateral Trustee to be a “protected purchaser” to the extent of its security interest as provided in Section 8-303 of the UCC (if the Collateral Trustee otherwise qualifies as a protected purchaser). During the continuance of a Parity Lien Debt Default but subject to the terms of the Intercreditor Agreement, the Collateral Trustee shall have the right, at any time in its discretion and without notice, to transfer to or to register in the name of the Collateral Trustee or any of its nominees any or all of the Pledged Securities, subject only to the revocable rights specified in Section 5.02(b). In addition subject to the terms of the Intercreditor Agreement, during the continuance of a Parity Lien Debt Default, the Collateral Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants to the Collateral Trustee and each other Secured Party on the date hereof that:

Section 3.01 [Reserved].

Section 3.02 Title; No Other Liens. Except for the security interests granted to the Collateral Trustee for the ratable benefit of the Secured Parties pursuant to this Agreement, such Grantor is the record and beneficial owner of its respective items of the Collateral free and clear of any and all Liens (other than Liens permitted by the Indenture) and has rights in or the power to transfer each item of the Collateral in which a Lien is granted by it hereunder, free and clear of any Lien. No effective financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Priority Lien Collateral Agent pursuant to the Priority Lien Documents and the Collateral Trustee, for the ratable benefit of the Secured Parties, pursuant to this Agreement or the Parity Lien Documents.

Section 3.03 Perfected Second Priority Liens. The security interests granted pursuant to this Agreement (a) upon the completion of the filings specified on Schedule 3 and payment of all filing fees, constitute valid perfected security interests in all of the Collateral (other than such Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction by the filing of a financing statement) in favor of the Collateral Trustee, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Parity Lien Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens, except for the Priority Liens, on the Collateral in existence on the date hereof.

Section 3.04 Grantor Information. On the date hereof, the correct legal name of such Grantor, all names and trade names that such Grantor has used in the last five years, such Grantor’s jurisdiction of organization and each jurisdiction of organization of such Grantor over the last five years, organizational number, taxpayer identification number, and the location(s) of such Grantor’s chief executive office or sole place of business over the last five years are specified on Schedule 4.

Section 3.05 Pledged Securities.

(a) The Pledged Securities required to be pledged hereunder and under the Indenture by such Grantor are listed in Schedule 2 (as such schedule may be updated from time to time). The shares of Pledged Securities pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Equity Interests of each Pledged Entity owned by such Grantor. All the shares of the Pledged Securities have been duly and validly issued and are fully paid and nonassessable; and such

Grantor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interests created by this Agreement and other Liens permitted by the Indenture, and has rights in or the power to transfer the Pledged Securities in which a Lien is granted by it hereunder.

(b) There are no restrictions on transfer (that have not been waived or otherwise consented to) in the LLC Agreement governing any Pledged LLC Interest and the Partnership Agreement governing any Pledged Partnership Interest or any other agreement relating thereto which would limit or restrict (i) the grant of a security interest in the Pledged LLC Interests and the Pledged Partnership Interests, (ii) the perfection of such security interest or (iii) the exercise of remedies in respect of such perfected security interest in the Pledged LLC Interests and the Pledged Partnership Interests, in each case, as contemplated by this Agreement. Upon the exercise of remedies in respect of the Pledged LLC Interests and the Pledged Partnership Interests, a transferee or assignee of a membership interest or partnership interest, as the case may be, of such Pledged LLC Interests or Pledged Partnership Interests, as the case may be, shall become a member or partner, as the case may be, of such LLC or Partnership, as the case may be, entitled to participate in the management thereof and, upon the transfer of the entire interest of such Grantor, such Grantor ceases to be a member or partner, as the case may be of such LLC or Partnership.

Section 3.06 Benefit to the Grantor. The Company is a member of an affiliated group of companies that includes each Grantor, and the Company and the other Grantors are engaged in related businesses. Each other such Grantor is a direct or indirect Subsidiary of the Company and its grant of a security interest in the Collateral pursuant to this Agreement reasonably may be expected to benefit, directly or indirectly, it; and it has determined that this Agreement is necessary and convenient to the conduct, promotion and attainment of the business of such Grantor and the Company.

ARTICLE IV

COVENANTS

Each Grantor covenants and agrees with the Collateral Trustee and the other Secured Parties that, from and after the date of this Agreement until the Discharge of Second Lien Obligations:

Section 4.01 Maintenance of Perfected Security Interest; Further Documentation. Each Grantor agrees that:

(a) it shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.03 and shall defend such security interest against the claims and demands of all Persons whomsoever other than to the extent permitted under the Indenture.

(b) it will furnish to the Collateral Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Trustee may reasonably request, all in reasonable detail.

(c) subject to the terms of the Intercreditor Agreement, at any time and from time to time, upon the written request of the Collateral Trustee, and at the sole expense of such Grantor, it will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Trustee may reasonably deem necessary for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the delivery of certificated securities and the filing of any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby. Notwithstanding anything in this Agreement, and subject to the Intercreditor Agreement, the Grantors shall not be required to take any action to perfect a security interest in any Collateral other than (i) to file financing or continuation statements under the UCC (or similar laws) in effect in any jurisdiction with respect to the security interests created hereby or (ii) deliver Collateral to the Collateral Trustee if such Collateral is of the type that can only be perfected by possession or control.

Section 4.02 Pledged Securities.

(a) Subject to the terms of the Intercreditor Agreement, if such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Pledged Entity, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Securities, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties, segregated from other Property of such Grantor, and deliver the same forthwith to the Collateral Trustee in the exact form received, duly indorsed by such Grantor to the Collateral Trustee, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Trustee so requests, signature guaranteed, to be held by the Collateral Trustee, subject to the terms hereof, as additional collateral security for the Parity Lien Obligations.

(b) Subject to the terms of the Intercreditor Agreement, without the prior written consent of the Collateral Trustee, such Grantor will not, unless otherwise permitted hereby or under the Parity Lien Documents, (i) at such time as a Parity Lien Debt Default has occurred and is continuing, vote to enable, or take any other action to permit, any Pledged Entity to issue any Equity Interests of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of any Pledged Entity, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Parity Lien Documents), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or as permitted under the Indenture or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Trustee to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

(c) In the case of each Grantor that is a Pledged Entity, such Pledged Entity agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Trustee promptly in writing of the occurrence of any of the events described in Section 4.02(a) with respect to the Pledged Securities issued by it and (iii) the terms of Section 5.02(a) and Section 5.03 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.02(c) or Section 5.03 with respect to the Pledged Securities issued by it.

(d) Subject to the terms of the Intercreditor Agreement, in the case of each Grantor that is a limited or general partner in a Partnership, such Grantor hereby consents to the extent required by the applicable Partnership Agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Partnership Interests in such Partnership and to the transfer of such Pledged Partnership Interests to the Collateral Trustee or its nominee and to the substitution of the Collateral Trustee or its nominee as a substituted limited or general partner in such Partnership with all the rights, powers and duties of a limited partner or a general partner, as the case may be, following the exercise of remedies hereunder in connection with the occurrence and continuation of a Parity Lien Debt Default. Subject to the terms of the Intercreditor Agreement, in the case of each Grantor that is a member of an LLC, such Grantor hereby consents to the extent required by the applicable LLC Agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged LLC Interests in such LLC and to the transfer of such Pledged LLC Interests to the Collateral Trustee or its nominee and to the substitution of the Collateral Trustee or its nominee as a substituted member of the LLC with all the rights, powers and duties of a member of such LLC, following the exercise of remedies hereunder in connection with the occurrence and continuation of a Parity Lien Debt Default.

(e) Such Grantor shall not agree to any amendment of a Partnership Agreement or LLC Agreement that in any way adversely affects the perfection of the security interest of the Collateral Trustee in the Pledged Partnership Interests or Pledged LLC Interests pledged by such Grantor hereunder, including any amendment electing to treat the membership interest or partnership interest of such Grantor as a security under Section 8-103 of the UCC without the prior written consent of the Collateral Trustee.

(f) Subject to the terms of the Intercreditor Agreement, each Grantor shall furnish to the Collateral Trustee such stock powers and other instruments as may be required by the Collateral Trustee to assure the transferability of the Pledged Securities when and as often as may be reasonably requested by the Collateral Trustee.

(g) The Pledged Securities will at all times constitute not less than 100% of the Equity Interests of the Pledged Entity thereof owned by any Grantor. During the continuance of a Parity Lien Debt Default, each Grantor will not permit any Pledged Entity to issue any new shares of any class of the Equity Interests of such Pledged Entity without the prior written consent of the Collateral Trustee or as permitted by the Parity Lien Documents.

ARTICLE V

REMEDIAL PROVISIONS

Section 5.01 Code and Other Remedies.

(a) Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of a Parity Lien Debt Default, the Collateral Trustee, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement, the Parity Lien Documents and in any other instrument or agreement securing, evidencing or relating to the Parity Lien Obligations, all rights and remedies of a secured party under the UCC or any other applicable law or otherwise available at law or equity. Subject to the terms of the Intercreditor Agreement, without limiting the generality of the foregoing, the Collateral Trustee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may, during the continuance of a Parity Lien Debt Default, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such commercially reasonable prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Subject to the terms of the Intercreditor Agreement, any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Subject to the terms of the Intercreditor Agreement, if applicable to any particular item of Collateral, each Grantor further agrees, at the Collateral Trustee’s request, to assemble the Collateral and make it available to the Collateral Trustee at places which the Collateral Trustee shall reasonably select, whether at such Grantor’s premises or elsewhere. Any such sale or transfer by the Collateral Trustee either to itself or to any other Person shall be absolutely free from any claim of right by Grantor, including any equity or right of redemption, stay or appraisal which Grantor has or may have under any rule of law, regulation or statute now existing or hereafter adopted (and such Grantor hereby waives any rights it may have in respect thereof). Subject to the terms of the Intercreditor Agreement, upon any such sale or transfer, the Collateral Trustee shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. Subject to the terms of the Intercreditor Agreement, the Collateral Trustee shall apply the net proceeds of any action taken by it pursuant to this Section 5.01, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Trustee and the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Parity Lien Obligations, in accordance with Section 3.4 of the Collateral Trust Agreement, and only after such application and after the payment by the Collateral Trustee of any other amount required by any provision of law, including, without limitation, Section 9-615 of the UCC, need the Collateral Trustee account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Trustee or any other Secured Party arising out of the exercise by them of any rights hereunder except to the extent caused by the gross negligence or willful misconduct of the Collateral Trustee or such Secured Party or their respective agents. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(b) Subject to the terms of the Intercreditor Agreement, in the event that the Collateral Trustee elects not to sell the Collateral in connection with the exercise of remedies pursuant to Section 5.01(a), the Collateral Trustee retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Parity Lien Obligations. Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner.

(c) Subject to the terms of the Intercreditor Agreement, the Collateral Trustee may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.

Section 5.02 Pledged Securities.

(a) Unless a Parity Lien Debt Default shall have occurred and be continuing and the Collateral Trustee shall have given notice to the relevant Grantor of the Collateral Trustee’s intent to exercise its corresponding rights pursuant to Section 5.02(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Securities paid in the normal course of business of the relevant Pledged Entity (other than liquidating or distributing dividends) and to exercise all voting, consent and corporate, partnership or limited liability rights with respect to the Pledged Securities; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would result in any violation of any provision of the Collateral Trust Agreement, this Agreement or any Parity Lien Document or, during a Parity Lien Debt Default, subject to the terms of the Intercreditor Agreement, without the prior consent of the Collateral Trustee, enable or permit any Pledged Entity to issue any Equity Interest or to issue any other securities convertible into or granting the right to purchase or exchange for any Equity Interest of any Pledged Entity other than as permitted by the Collateral Trust Agreement. Subject to the terms of the Intercreditor Agreement, during the continuance of a Parity Lien Debt Default, any sums paid upon or in respect of any Pledged Securities upon the liquidation or dissolution of any Pledged Entity, any distribution of capital made on or in respect of any Pledged Securities or any Property distributed upon or with respect to any Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Pledged Entity or pursuant to the reorganization of any Pledged Entity shall, unless otherwise subject to a perfected security interest in favor of the Collateral Trustee, be delivered to the Collateral Trustee to be held by it hereunder as additional collateral security for the Parity Lien Obligations. Subject to the terms of the Intercreditor Agreement, if any sum of money or Property so paid or distributed in respect of any Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or Property is paid or delivered to the Collateral Trustee, hold such money or Property in trust for the Collateral Trustee, segregated from other funds of such Grantor, as additional security for the Parity Lien Obligations.

(b) Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of a Parity Lien Debt Default, upon notice by the Collateral Trustee of its intent to exercise such rights to the relevant Grantor, (i) the Collateral Trustee shall have the right to receive any and all cash dividends, payments, Property or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Parity Lien Obligations in accordance with Section 3.4 of the Collateral Trust Agreement, and (ii) any or all of the Pledged Securities shall be registered in the name of the Collateral Trustee or its nominee, and (iii) the Collateral Trustee or its nominee may exercise (A) all voting, consent, corporate, partnership or limited liability and other rights pertaining to such Pledged Securities at any meeting of shareholders, partners or members (or other equivalent body), as the case may be, of the relevant Pledged Entity or Entities or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Pledged Entity, or upon the exercise by any Grantor or the Collateral Trustee of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Trustee may determine), all without liability except to account for Property actually received by it, but the Collateral Trustee shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of a Parity Lien Debt Default, in order to permit the Collateral Trustee to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Trustee all such proxies, dividend payment orders and other instruments as the Collateral Trustee may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Collateral Trustee an irrevocable proxy to vote all or any part of the Pledged Securities and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Securities would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Securities on the record books of the Pledged Entity thereof) by any other Person (including such Pledged Entity or any officer or agent thereof).

(d) Each Grantor hereby authorizes and instructs each Pledged Entity to (i) comply with any instruction received by such Pledged Entity from the Collateral Trustee in writing that (A) states that a Parity Lien Debt Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Pledged Entity shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby or as permitted in the Collateral Trust Agreement, pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Trustee.

(e) Upon the occurrence and during the continuance of a Parity Lien Debt Default, if the Pledged Entity is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any governmental authority, then all rights of the Grantor in respect thereof to exercise the voting and other consensual rights which such Grantor would otherwise be entitled to exercise with respect to the Pledged Securities issued by such Pledged Entity shall cease, and all such rights shall thereupon become vested in the Collateral Trustee who, subject to the terms of the Intercreditor Agreement, shall thereupon have the sole right to exercise such voting and other consensual rights, but the Collateral Trustee shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.

Section 5.03 Private Sales of Pledged Securities.

(a) Each Grantor recognizes that the Collateral Trustee may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such Equity Interests for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Trustee shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Pledged Entity thereof to register such Equity Interests for public sale under the Securities Act, or under applicable state securities laws, even if such Pledged Entity would agree to do so.

(b) Each Grantor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may reasonably be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section 5.03 valid and binding and in compliance with any and all other applicable governmental requirements. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.03 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.03 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Parity Lien Debt Default has occurred or is continuing.

Section 5.04 Waiver; Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Parity Lien Obligations and the fees and disbursements of any attorneys employed by the Collateral Trustee or any Secured Party to collect such deficiency.

Section 5.05 Non-Judicial Enforcement. The Collateral Trustee may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, each Grantor expressly waives any and all legal rights which might otherwise require the Collateral Trustee to enforce its rights by judicial process.

ARTICLE VI

THE COLLATERAL TRUSTEE

Section 6.01 Collateral Trustee’s Appointment as Attorney-in-Fact, Etc.

(a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Trustee the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following subject to the terms of the Intercreditor Agreement:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Trustee for the purpose of collecting any such moneys due with respect to any other Collateral whenever payable;

(ii) unless being disputed as permitted pursuant to the Parity Lien Documents, pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement or any other Parity Lien Document and pay all or any part of the premiums therefor and the costs thereof;

(iii) execute, in connection with any sale provided for in Section 5.01 or Section 5.03, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iv) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Trustee or as the Collateral Trustee shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (D) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (E) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Trustee may deem appropriate; and (F) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Trustee were the absolute owner thereof for all purposes, and do, at the Collateral Trustee’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Trustee deems necessary to protect, preserve or realize upon the Collateral and the Collateral Trustee’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.01(a) to the contrary notwithstanding, the Collateral Trustee agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.01(a) unless a Parity Lien Debt Default shall have occurred and be continuing.

(b) Subject to the terms of the Intercreditor Agreement, if any Grantor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Collateral Trustee, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Collateral Trustee incurred in connection with actions undertaken as provided in this Section 6.01, shall be payable by such Grantor to the Collateral Trustee on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue and in compliance hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Discharge of Second Lien Obligations.

Section 6.02 Duty of Collateral Trustee. The Collateral Trustee’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Trustee deals with similar Property for its own account and the Collateral Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. Neither the Collateral Trustee, any other Secured Party nor any of their Related Parties shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Trustee and the other Secured Parties hereunder are solely to protect the Collateral Trustee’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Trustee or any other Secured Party to exercise any such powers. The Collateral Trustee and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their Related Parties shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. To the fullest extent permitted by applicable law, the Collateral Trustee shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Parity Lien Obligations, or to take any steps necessary to preserve any rights against any Grantor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. Each Grantor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Collateral Trustee or any other Secured Party to proceed against any Grantor or other Person, exhaust any Collateral or enforce any other remedy which the Collateral Trustee or any other Secured Party now has or may hereafter have against any Grantor or other Person.

Section 6.03 Execution of Financing Statements. Pursuant to the UCC and any other applicable law, each Grantor authorizes the Collateral Trustee, its counsel or its representative, at any time from time to time, to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Trustee reasonably determines appropriate to perfect the security interests of the

Collateral Trustee under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

Section 6.04 Authority of Collateral Trustee. Each Grantor acknowledges that the rights and responsibilities of the Collateral Trustee under this Agreement with respect to any action taken by the Collateral Trustee or the exercise or non-exercise by the Collateral Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Trustee and the other Secured Parties, be governed by the Collateral Trust Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Trustee and the Grantors, the Collateral Trustee shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE VII

SUBORDINATION OF PARITY LIEN OBLIGATIONS

Section 7.01 Subordination of All Grantor Claims. As used herein, the term “Grantor Claims” shall mean all debts and obligations of the Company or any other Grantor to any other Grantor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by such other Grantor. After and during the continuation of a Parity Lien Debt Default, no Grantor shall receive or collect, directly or indirectly, from any other Grantor in respect thereof any amount upon the Grantor Claims.

Section 7.02 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving any Grantor, the Collateral Trustee on behalf of the Secured Parties shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Grantor Claims. Each Grantor hereby assigns such dividends and payments to the Collateral Trustee for the benefit of the Secured Parties for application against the Parity Lien Obligations as provided under Section 3.4 of the Collateral Trust Agreement. Should any Secured Party receive, for application upon the Parity Lien Obligations, any such dividend or payment which is otherwise payable to any Grantor, and which, as between such Grantors, shall constitute a credit upon the Grantor Claims, then upon the Discharge of Second Lien Obligations, the intended recipient shall become subrogated to the rights of the Collateral Trustee and the other Secured Parties to the extent that such payments to the Collateral Trustee and the other Secured Parties on the Grantor Claims have contributed toward the liquidation of the Parity Lien Obligations, and such subrogation shall be with respect to that proportion of the Parity Lien Obligations which would have been unpaid if the Collateral Trustee and the other Secured Parties had not received dividends or payments upon the Grantor Claims.

Section 7.03 Payments Held in Trust. In the event that, notwithstanding Section 7.01 and Section 7.02 but in any event subject to the terms of the Intercreditor Agreement, any Grantor should receive any funds, payments, claims or distributions which are prohibited by such Sections, then it agrees: (a) to hold in trust for the Collateral Trustee and the other Secured Parties an amount equal to the amount of all funds, payments, claims or distributions so received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Collateral Trustee, for the benefit of the Secured Parties; and each Grantor covenants promptly to pay the same to the Collateral Trustee.

Section 7.04 Liens Subordinate. Each Grantor agrees that until the Discharge of Second Lien Obligations, any Liens securing payment of the Grantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Parity Lien Obligations, regardless of whether such encumbrances in favor of such Grantor, the Collateral Trustee or any other Secured Party presently exist or are hereafter created or attach. Without the prior written consent of the Collateral Trustee or as permitted by the Parity Lien Documents, no Grantor, during the period in which any of the Parity Lien Obligations is outstanding shall (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Grantor Claims, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien securing payment of the Grantor Claims held by it.

Section 7.05 Notation of Records. Subject to the terms of the Intercreditor Agreement, upon the request of the Collateral Trustee, all promissory notes and all accounts receivable ledgers or other evidence of the Grantor Claims accepted by or held by any Grantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Waiver. No failure on the part of the Collateral Trustee or any Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, privilege or remedy or any abandonment or discontinuance of steps to enforce such right, power, privilege or remedy under this Agreement or any other Parity Lien Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, privilege or remedy under this Agreement or any other Parity Lien Documents preclude or be construed as a waiver of any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. The remedies provided herein are cumulative and not exclusive of any remedies provided by law or equity.

Section 8.02 Notices. All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 7.6 of the Collateral Trust Agreement.

Section 8.03 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with the Collateral Trust Agreement or the Intercreditor Agreement.

Section 8.04 Successors and Assigns. The provisions of this Agreement shall be binding upon the Grantors and their successors and assigns and shall inure to the benefit of the Collateral Trustee and the other Secured Parties and their respective successors and assigns; provided that except as permitted under the Parity Lien Documents, no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Trustee, and any such purported assignment, transfer or delegation shall be null and void.

Section 8.05 Survival; Revival; Reinstatement.

(a) All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments delivered in connection with or pursuant to this

Agreement or any other Parity Lien Document to which it is a party shall be considered to have been relied upon by the Collateral Trustee and the other Secured Parties and shall survive the execution and delivery of this Agreement, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Collateral Trustee or any other Secured Party may have had notice or knowledge of any default or event of default under any Priority Lien Document or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Discharge of Second Lien Obligations.

(b) To the extent that any payments on the Parity Lien Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Parity Lien Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Collateral Trustee’s and the Secured Parties’ Liens, security interests, rights, powers and remedies under this Agreement and each other Parity Lien Document shall continue in full force and effect. In such event, each Parity Lien Document shall be automatically reinstated and the Company shall take such action as may be reasonably requested by the Collateral Trustee and the Secured Parties to effect such reinstatement.

Section 8.06 Counterparts; Integration; Effectiveness.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b) This Agreement and the other Parity Lien Documents constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER PARITY LIEN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(c) This Agreement shall become effective when it shall have been executed by the Collateral Trustee and when the Collateral Trustee shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto, the Secured Parties and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(d) In the event of a conflict between the provisions hereof and the Collateral Trust Agreement, the provisions of the Collateral Trust Agreement shall control.

Section 8.07 Severability. Any provision of this Agreement or any other Parity Lien Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 8.08 Set-Off. Subject to the terms of the Intercreditor Agreement, if a Parity Lien Debt Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind) at any time owing by such Secured Party to or for the credit or the account of any Grantor against any of and all the obligations of the Grantor owed to such Secured Party now or hereafter existing under this Agreement or any other Parity Lien Document, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Parity Lien Document and although such obligations may be unmatured. The rights of each Secured Party under this Section 8.08 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party or such Affiliates may have.

Section 8.09 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b) All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Parity Lien Security Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each party hereto irrevocably:

(i) submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction;

(ii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 8.09(b)(i) above, and waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court;

(iii) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 8.02;

(iv) agrees that service as provided in Section 8.09(b)(iii) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

(v) agrees each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

(c) EACH PARTY TO THIS AGREEMENT WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING UNDER THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HERETO HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH PARTY HERETO WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.09(C) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF OR TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 8.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 8.11 Acknowledgments. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Parity Lien Documents to which it is a party;

(b) neither the Collateral Trustee nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Parity Lien Documents, and the relationship between the Grantors, on the one hand, and the Collateral Trustee and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(c) no joint venture is created hereby or by the other Parity Lien Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties; and

(d) Each of the parties hereto specifically agrees that it has a duty to read this Agreement and the other Parity Lien Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement and the other Parity Lien Documents; that it has in fact read this Agreement and the other Parity Lien Documents and is fully informed and has full notice and knowledge of the terms, conditions and effects thereof; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the other Parity Lien Documents; and has received the advice of its attorney in entering into this Agreement and the other Parity Lien Documents; and that it recognizes that certain of the terms of this Agreement and the other

Parity Lien Documents result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER PARITY LIEN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 8.12 Additional Grantors. Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to the Indenture shall become an Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement and shall thereafter have the same rights, benefits and obligations as a Grantor party hereto on the date hereof. Each Grantor that is required to pledge Equity Interests of its Subsidiaries pursuant to the Indenture shall execute and deliver a Supplement, if such Equity Interests were not previously pledged.

Section 8.13 Releases.

(a) Release of Liens. The security interests granted herein shall be released (i) in accordance with Sections 4.1, 4.4 and 4.5 of the Collateral Trust Agreement and (ii) automatically upon the occurrence of the Discharge of Second Lien Obligations. Upon any such release, then the Collateral Trustee, at the request and sole expense of the Company, shall promptly execute and deliver to the Grantors all releases or other documents reasonably necessary or desirable as the Company or applicable Grantor may request to evidence such release.

(b) Retention in Satisfaction. Except as may be expressly applicable pursuant to Section 9-620 of the UCC, no action taken or omission to act by the Collateral Trustee or the other Secured Parties hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Parity Lien Obligations or otherwise to be in full satisfaction of the Parity Lien Obligations, and the Parity Lien Obligations shall remain in full force and effect, until the Collateral Trustee and the other Secured Parties shall have applied payments (including, without limitation, collections from Collateral) towards the Parity Lien Obligations in the full amount then outstanding or until such subsequent time as is provided in Section 8.13(a).

(c) Acceptance. Each Grantor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Collateral Trustee and the other Secured Parties being conclusively presumed by their request for this Agreement and delivery of the same to the Collateral Trustee.

Section 8.14 Intercreditor Agreement.

(a) Notwithstanding anything to the contrary, (i) the liens and security interests granted to the Collateral Trustee hereunder are expressly subject to the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Collateral Trustee (and the other Secured Parties) hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall govern.

(b) Without limiting the generality of the foregoing clause (a) and subject to the terms of the Intercreditor Agreement, with respect to the Collateral, any obligation of any Grantor hereunder or under any other Parity Lien Document with respect to the delivery of possession or control of any Collateral, the provisions of voting rights, the turning over of proceeds to the Collateral Trustee or the obtaining of any consent of any Person, in each case in connection with any Collateral shall, until the Discharge of Priority Lien Obligations, be deemed to be satisfied if such Grantor complies with the requirements of the similar provision of the applicable Priority Lien Document, including, for avoidance of doubt, by delivering any possessory Collateral or granting control over any Collateral to the Priority Lien Representative. Notwithstanding anything in this Agreement to the contrary, for purposes of any representation in this Agreement, delivery of Collateral to, or the granting of control over Collateral to, the Priority Lien Agent shall be deemed to include delivery of Collateral to, or the granting of control over Collateral to, the Collateral Trustee

(c) Notwithstanding anything herein to the contrary, any request, decision or determination made, or documents or other items deemed satisfactory, desirable, necessary, appropriate or advisable, by the Priority Lien Agent with respect to the equivalent section under the Priority Lien Documents, shall be deemed to have been made, or deemed satisfactory, desirable, necessary, appropriate or advisable by the Collateral Trustee.

(d) Notwithstanding anything to the contrary contained herein, prior to the Discharge of Priority Lien Obligations, no Grantor shall be required to take any actions other than the filing of UCC financing statements unless it is so required to take such action under the Priority Lien Documents.

IN WITNESS WHEREOF, each of the undersigned has caused this Second Lien Pledge Agreement to be duly executed and delivered as of the date first above written.

LINN ENERGY, LLC

By:	/s/ David B. Rottino
Name:	David B. Rottino
Title:	Executive Vice President and Chief Financial Officer

Signature Page

Second Lien Pledge Agreement

LINN ENERGY HOLDINGS, LLC

LINN OPERATING, INC.

MID-CONTINENT HOLDINGS I, LLC

MID-CONTINENT HOLDINGS II, LLC

MID-CONTINENT I, LLC

MID-CONTINENT II, LLC

LINN MIDSTREAM, LLC (formerly Linn Gas Marketing, LLC)

LINN EXPLORATION & PRODUCTION MICHIGAN LLC

LINN MIDWEST ENERGY LLC

By:	/s/ David B. Rottino
Name:	David B. Rottino
Title:	Executive Vice President and Chief Financial Officer, for and on behalf of each of the foregoing Grantors

LINN EXPLORATION MIDCONTINENT, LLC,

BY: MID-CONTINENT HOLDINGS II, LLC, ITS SOLE MEMBER, AS MEMBER/MANAGER

By:	/s/ David B. Rottino
Name:	David B. Rottino
Title:	Executive Vice President and Chief Financial Officer

Signature Page

Second Lien Pledge Agreement

Acknowledged and Agreed to as of the date hereof by:

COLLATERAL TRUSTEE:	U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Mauri J. Cowen
	Name:	Mauri J. Cowen
	Title:	Vice President

Signature Page

Second Lien Pledge Agreement

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Second Lien Pledge Agreement dated as of November 20, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), made by the Grantors parties thereto for the benefit of U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee. The undersigned agrees for the benefit of the Collateral Trustee and the Secured Parties as follows:

1. The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The terms of Section 5.01(a) and Section 5.03 of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.01(a) or Section 5.03 of the Pledge Agreement.

[NAME OF PLEDGED ENTITY]

By:
Name:
Title:

Address for Notices:

*	This consent is necessary only with respect to any Pledged Entity which is not also a Grantor. This consent may be modified or eliminated with respect to any Pledged Entity that is not controlled by a Grantor.

Annex I

Assumption Agreement

ASSUMPTION AGREEMENT (the “Assumption Agreement”), dated as of [            ], 201[  ], made by [                                ], a [                    ] (the “Additional Grantor”), in favor of U.S. BANK NATIONAL ASSOCIATION, as collateral trustee (in such capacity, the “Collateral Trustee”) for the Secured Parties (used herein as defined in the Pledge Agreement referred to below). All capitalized terms not defined herein shall have the meaning ascribed to them in the Pledge Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Grantors have entered into (a) that certain Indenture, dated as of November 20, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Indenture”) by and among the Linn Energy, LLC, Linn Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee (together with its successors in such capacity, the “Trustee”), on behalf of the holders (the “Holders”) of the Notes pursuant to which the Company issued $1,000,000,000 in aggregate principal amount of its 12% Senior Secured Second Lien Notes due 2020 and (b) that certain Collateral Trust Agreement, dated as of November 20, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Collateral Trust Agreement”) by and among Linn Energy, LLC, the guarantors party thereto and U.S. Bank National Association, as Trustee and as Collateral Trustee and the other Parity Lien Representatives (as defined therein) from time to time party thereto;

WHEREAS, in connection with the Parity Lien Documents, the Company and certain of its Subsidiaries (other than the Additional Grantor) have entered into a Second Lien Pledge Agreement, dated as of November 20, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) in favor of the Collateral Trustee for the benefit of the Secured Parties;

WHEREAS, the Indenture requires the Additional Grantor to become a party to the Pledge Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Pledge Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Pledge Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as required in Section 8.12 of the Pledge Agreement, hereby becomes a party to the Pledge Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder and expressly pledges, assigns and transfers to the Collateral Trustee, for the benefit of the Secured Parties, a security interest in all of the following Property now owned or at any time hereafter acquired by such Additional Grantor or in which such Additional Grantor now has or at any time hereafter acquired by such Additional Grantor in which such Additional Grantor now has or any time in the future may acquire any right, title or interest (collectively, the “Collateral”), to secure all of such Additional Grantor’s Parity Lien Obligations: (a) the Equity Interests described or referred to in Schedule I-A and (b) (i) the certificates or instruments, if any, representing such Equity Interests, (ii) all dividends (cash, Equity Interests or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests, (iii) all replacements, additions to and substitutions for any of the Property referred to in this Section 1, including, without

Annex I - 1

limitation, claims against third parties, (iv) the proceeds, interest, profits and other income of or on any of the Property referred to in this Section 1, (v) all security entitlements in respect of any of the foregoing, if any, and (vi) all books and records relating to any of the Property referred to in this Section 1, and (c) to the extent not otherwise included, all Proceeds and products of the items in clauses (a) and (b) above. Notwithstanding anything to the contrary contained in this Section or the Pledge Agreement (including Section 2.01 thereto) or in any other Note Documents, the term “Collateral” shall not include any Excluded Assets. Upon execution of this Assumption Agreement, the Equity Interests constituting the Collateral will constitute Pledged Securities for purposes of the Pledge Agreement with the same force and effect as if originally listed on Schedule 2 thereto. The information set forth in Annexes 1-B, C, and D hereto is hereby added to the information set forth in Schedules 1, 3 and 4, as applicable, to the Pledge Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Article III of the Pledge Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date, except, in each case, to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties shall continue to be true and correct as of such specified earlier date.

2. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Annex I - 2

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex I - 3

ANNEX I-A

DESCRIPTION OF PLEDGED SECURITIES

Pledged Securities:

Grantor	Issuer	Percentage Owned	Percentage Pledged	Class of Equity Interest	No. of Shares	Certificate No.

ANNEX I-A

ANNEX I-B

NOTICE ADDRESSES OF ADDITIONAL GRANTOR

Name:

Address:

Attention:

Telephone:

Fax:

E-Mail:

ANNEX I-B

ANNEX I-C

FILINGS

REQUIRED TO PERFECT SECURITY INTERESTS

1. Filing of UCC-1 Financing Statement[s] with respect to the Collateral for the Additional Grantor[s] in the jurisdiction[s] listed below.

Entity	Jurisdiction

ANNEX I-C

ANNEX I-D

LOCATION OF JURISDICTION OF

ORGANIZATION AND CHIEF EXECUTIVE OFFICE

Legal name:

Address:

All names and trade names used in the last five years:

Jurisdiction of organization over the last five years:

Current jurisdiction of organization:

Organizational number:

ANNEX I-D

Annex II

Supplement

SUPPLEMENT (the “Supplement”), dated as of [            ], 201[  ], made by [                                ], a [                    ] (the “Grantor”), in favor of U.S. BANK NATIONAL ASSOCIATION, as collateral trustee (in such capacity, the “Collateral Trustee”) for the Secured Parties (used herein as defined in the Pledge Agreement referred to below). All capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Pledge Agreement described below.

W I T N E S S E T H:

WHEREAS, the Grantors, including the undersigned Grantor, have entered into (a) that certain Indenture, dated as of November 20, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Indenture”) by and among the Linn Energy, LLC, Linn Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee (together with its successors in such capacity, the “Trustee”), on behalf of the holders (the “Holders”) of the Notes pursuant to which the Company issued $1,000,000,000 in aggregate principal amount of its 12% Senior Secured Second Lien Notes due 2020 and (b) that certain Collateral Trust Agreement, dated as of November 20, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Collateral Trust Agreement”) by and among Linn Energy, LLC, the guarantors party thereto and U.S. Bank National Association, as Trustee and as Collateral Trustee and the other Parity Lien Representatives (as defined therein) from time to time party thereto;

WHEREAS, in connection with the Parity Lien Documents, the Company and certain of its Subsidiaries, including the undersigned Grantor, have entered into a Second Lien Pledge Agreement, dated as of November 20, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) in favor of the Collateral Trustee for the benefit of the Secured Parties;

WHEREAS, the Indenture requires the Grantor to pledge the Equity Interests described on Schedule I-S hereof; and

WHEREAS, the Grantor has agreed to execute and deliver this Supplement in order to pledge such Equity Interests;

NOW, THEREFORE, IT IS AGREED:

1. Second Lien Pledge Agreement. By executing and delivering this Supplement, the Grantor, as required by Section 8.12 of the Pledge Agreement, hereby expressly pledges, assigns and transfers to the Collateral Trustee, and hereby grants to the Collateral Trustee, for the benefit of the Secured Parties, a security interest in all of the following Property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time hereafter acquired by such Grantor in which such Grantor now has or any time in the future may acquire any right, title or interest (collectively, the “Collateral”), to secure all of such Grantor’s Parity Lien Obligations: (a) the Equity Interests described or referred to in Schedule I-S and (b) (i) the certificates or instruments, if any, representing such Equity Interests, (ii) all dividends (cash, Equity Interests or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests, (iii) all replacements, additions to and substitutions for any of the Property referred to in this Section 1, including, without limitation, claims against third parties, (iv) the proceeds, interest, profits and other income of or on any of the Property referred to in this Section 1, (v) all security entitlements in

Annex II - 1

respect of any of the foregoing, if any, and (vi) all books and records relating to any of the Property referred to in this Section 1 and (c) to the extent not otherwise included, all Proceeds and products of the items in clauses (a) and (b) above. Notwithstanding anything to the contrary contained in this Section or the Pledge Agreement (including Section 2.01 thereto) or in any other Note Documents, the term “Collateral” shall not include any Excluded Assets. Upon execution of this Supplement, the Equity Interests constituting the Collateral will constitute Pledged Securities for purposes of the Pledge Agreement with the same force and effect as if originally listed on Schedule 2 thereto. The information set forth in Schedule I-S hereto is hereby added to the information set forth in Schedule 2 to the Pledge Agreement. The Grantor hereby represents and warrants that each of the representations and warranties contained in Article III of the Pledge Agreement is true and correct on and as the date hereof (after giving effect to this Supplement) as if made on and as of such date, except, in each case, to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties shall continue to be true and correct as of such specified earlier date.

2. Governing Law. THIS SUPPLEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed and delivered as of the date first above written.

[GRANTOR]

By:
Name:
Title:

Annex II - 2

SCHEDULE I-S

DESCRIPTION OF PLEDGED SECURITIES

Pledged Securities:

Grantor	Issuer	Percentage Owned	Percentage Pledged	Class of Equity Interest	No. of Shares	Certificate No.

Schedule I-S